Exhibit 99.01

News

Media Contact:	Terri Cohilas
404-506-5333 or 1-866-506-5333
media@southerncompany.com
www.southerncompany.com

Investor Relations Contact:

Glen Kundert
404-506-5135
gakunder2@southernco.com

Oct. 25, 2007

Southern Company reports steady third quarter earnings

Impact of customer growth, warm weather offset by increased expenses

Southern Company reported third quarter earnings of $762.0 million, or $1.00 a share. The earnings compared with $738.0 million, or 99 cents a share, in the third quarter of 2006.

Earnings for the first nine months of 2007 were $1.53 billion, or $2.03 a share, compared with $1.38 billion, or $1.86 a share, for the same period a year ago.

Excluding the impact of synthetic fuel investments, third quarter earnings per share were 99 cents, compared with 99 cents in the third quarter of 2006, and earnings for the first nine months of 2007 were $1.96 a share, compared with $1.86 a share for the same period in 2006.

Chairman, President and CEO David M. Ratcliffe said the company continued to achieve superior operational performance during a challenging summer season.

“Operationally, we’ve had an extraordinary year. The hard work of our employees enabled us to meet unprecedented demand as we set five successive peak records while in the midst of an extreme drought,” Ratcliffe said. “Our business units continue to perform well -- operating at historically high levels of reliability, achieving industry-leading customer satisfaction levels and continuing to offer retail prices more than 17 percent below the national average.”

The number of customers served by Southern Company grew 1.5 percent in the third quarter. The Southeast continues to attract new residents and experience economic growth despite a slowdown in the national economy. The unemployment rate in the Southeast is 4.2 percent, compared with the nation’s 4.6 percent. Personal income growth continues to be strong in the third quarter, at 4.6 percent in the Southeast compared with the nation’s 3.6 percent growth rate.

The positive earnings drivers in the third quarter also include state regulatory actions and positive margins from commercial and industrial market-based rates. The drivers were offset in part by higher operations and maintenance expenses, higher interest expense, and asset depreciation primarily associated with increased investment in environmental equipment and transmission and distribution related to maintaining reliability in the growing Southeast.

Total revenues for the third quarter were $4.83 billion compared with $4.55 billion in the third quarter of 2006, a 6.2 percent increase. For the first nine months of the year, revenues totaled $12.01 billion, compared with $11.20 billion in the same period a year ago, an increase of 7.2 percent.

In the third quarter, kilowatt-hour sales to retail customers in Southern Company’s four-state service area increased 1.2 percent compared with sales during the 2006 third quarter. Residential electricity sales increased 1.5 percent. Commercial sales increased 2.8 percent and industrial sales declined 1.0 percent.

Total sales of electricity to Southern Company’s customers in the Southeast, including wholesale sales, increased 1.6 percent compared with the third quarter last year.

With 4.3 million customers and more than 42,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast, one of America’s fastest-growing regions. A leading U.S. producer of electricity, Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are significantly below the national average. Southern Company has been listed the top ranking U.S. electric service provider in customer satisfaction for eight consecutive years by the American Customer Satisfaction Index (ACSI). Visit our Web site at www.southerncompany.com.

Cautionary Note Regarding Forward-Looking Statements:

Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning results of operations, customer and economic growth and Southern Company’s strategies. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern

Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2006, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry and implementation of the Energy Policy Act of 2005, environmental laws including regulation of emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances, and also changes in tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings or inquiries, including the pending EPA civil actions against certain Southern Company subsidiaries, FERC matters, IRS audits and Mirant-related matters; the effects, extent and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate; variations in demand for electricity, including those relating to weather, the general economy, population and business growth (and declines), and the effects of energy conservation measures; available sources and costs of fuels; ability to control costs; investment performance of Southern Company’s employee benefit plans; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and storm restoration cost recovery; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; fluctuations in the level of oil prices; the level of production by the synthetic fuel operations at Carbontronics Synfuels Investors LP and Alabama Fuel Products LLC for the remainder of fiscal year 2007; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due; the ability to obtain new short- and long-term contracts with neighboring utilities; the direct or indirect effect on Southern Company’s business resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company’s and its subsidiaries’ credit ratings; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, floods, hurricanes, droughts, pandemic health events such as an avian influenza or other similar occurrences; the direct or indirect effects on Southern Company’s business resulting from incidents similar to the August 2003 power outage in the Northeast; and the effect of accounting pronouncements issued periodically by standard-setting bodies. Southern Company and its subsidiaries expressly disclaim any obligation to update any forward-looking information.

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